Filed Under Rule 424(b)(3), Registration Statement No. 333-59964
Pricing Supplement No. 11—dated October 7, 2002 (To: Prospectus Dated May 15, 2001 and Prospectus Supplement Dated June 21, 2002)

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LBC6	$6,997,000.00	100.000%	.625%	$6,953,268.75	3.150%	SEMI- ANNUAL	10/15/2005	04/15/2003	$16.19	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,
Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

CUSIP Number	Principal Amount	Selling Price (% of Par)	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LBD4	$3,200,000.00	100.000%	1.000%	$3,168,000.00	3.900%	SEMI- ANNUAL	10/15/2007	04/15/2003	$20.04	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,
Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

CUSIP Number	Principal Amount	Selling Price (% of Par)	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LBE2	$2,744,000.00	100.000%	1.200%	$2,711,072.00	4.600%	SEMI- ANNUAL	10/15/2009	04/15/2003	$23.64	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,
Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

CUSIP Number	Principal Amount	Selling Price (% of Par)	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LBF9	$6,501,000.00	100.000%	1.500%	$6,403,485.00	5.100%	SEMI- ANNUAL	10/15/2012	04/15/2003	$26.21	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,
Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

The Dow Chemical Company
Trade Date: Monday, October 7, 2002 @12:00 PM ET
Settle Date: Thursday, October 10, 2002
Minimum Denomination/Increments: $1,000/$1,000
All trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0262 via BNY Clearing Services, LLC

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is the trade mark of INCAPITAL, LLC. All rights reserved
The Dow Chemical Company The Dow Chemical Company Internotes